EXHIBIT 10.2

                                                                  EXECUTION COPY



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                             STOCKHOLDERS AGREEMENT

                                     between

                            LIBERTY MEDIA CORPORATION

                                       and

                                  BARRY DILLER

                           Dated as of August 9, 2005

================================================================================



                                  EXPEDIA, INC.






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                                TABLE OF CONTENTS
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

                                                                                                                PAGE

ARTICLE I            DEFINITIONS..................................................................................1

         Section 1.1.      Certain Defined Terms..................................................................1

         Section 1.2.      Other Defined Terms....................................................................6

         Section 1.3.      Other Definitional Provisions..........................................................7

ARTICLE II           RESERVED.....................................................................................7

ARTICLE III          CORPORATE GOVERNANCE.........................................................................7

         Section 3.1.      Voting on Certain Matters..............................................................7

         Section 3.2.      Restrictions on Other Agreements.......................................................8

         Section 3.3.      Irrevocable Proxy of Liberty...........................................................8

         Section 3.4.      Cooperation............................................................................9

ARTICLE IV           TRANSFER OF COMMON SHARES...................................................................10

         Section 4.1.      Restrictions on Transfer by Liberty and Diller........................................10

         Section 4.2.      Tag-Along for Diller and Liberty for Transfers by the Other...........................11

         Section 4.3.      Right of First Refusal Between Liberty and Diller.....................................14

         Section 4.4.      Transfers of Class B Shares...........................................................16

         Section 4.5.      Transferees...........................................................................17

         Section 4.6.      Notice of Transfer....................................................................18

         Section 4.7.      Compliance with Transfer Provisions...................................................18

ARTICLE V            BDTV ENTITY ARRANGEMENTS....................................................................18

         Section 5.1.      Management............................................................................18

         Section 5.2.      Changes to BDTV Structures............................................................19

         Section 5.3.      Transfers of BDTV Interests...........................................................19

ARTICLE VI           MISCELLANEOUS...............................................................................20

         Section 6.1.      Conflicting Agreements................................................................20

         Section 6.2.      Duration of Agreement.................................................................20

         Section 6.3.      Further Assurances....................................................................20

         Section 6.4.      Amendment and Waiver..................................................................20

         Section 6.5.      Severability..........................................................................20

         Section 6.6.      Effective Time........................................................................21

         Section 6.7.      Entire Agreement......................................................................21

         Section 6.8.      Successors and Assigns................................................................21

         Section 6.9.      Counterparts..........................................................................21

         Section 6.10.     Liabilities Under Federal Securities Laws.............................................21

         Section 6.11.     Remedies..............................................................................21

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         Section 6.12.     Notices...............................................................................21

         Section 6.13.     Adjustment of Shares Numbers..........................................................22

         Section 6.14.     Governing Law; Consent to Jurisdiction................................................23

         Section 6.15.     Interpretation........................................................................23

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         STOCKHOLDERS AGREEMENT, dated as of August 9, 2005, between Liberty
Media Corporation, a Delaware corporation ("LIBERTY"), for itself and on behalf of the members of the Liberty Stockholder Group and Mr. Barry Diller ("DILLER"), for himself and on behalf of the members of the Diller Stockholder Group.

         NOW, THEREFORE, in consideration of the premises and of the mutual covenants and obligations hereinafter set forth, the parties hereto hereby agree as follows:

ARTICLE I

                                   DEFINITIONS

         Section 1.1. CERTAIN DEFINED TERMS. As used herein, the following terms shall have the following meanings:

         "1997 IAC STOCKHOLDERS AGREEMENT" means the Stockholders Agreement, dated as of October 19, 1997, among Universal Studios, Inc., Liberty, Diller and The Seagram Company Ltd., as in effect as of such date and without giving effect to any termination of such agreement (including in connection with the execution of any agreement intended to supersede such agreement).

         "AFFILIATE" means, with respect to any Person, any other Person that directly, or indirectly through one or more intermediaries, controls, is controlled by or is under common control with, such specified Person, for so long as such Person remains so associated to the specified Person. For purposes of this definition, natural persons shall not be deemed to be Affiliates of each other, and none of Liberty, Diller or the Company shall be deemed to be Affiliates of any of the others. In addition, for purposes of this definition, IAC/InterActiveCorp and the Company shall not be deemed Affiliates of one another as a result of such entities being under the common control of the Stockholders.

         "AGREEMENT" means this Stockholders Agreement as it may be amended, supplemented, restated or modified from time to time.

         "BDTV I" means BDTV, Inc., a Delaware corporation.

         "BDTV II" means BDTV II, Inc., a Delaware corporation.

         "BDTV III" means BDTV III, Inc., a Delaware corporation.

         "BDTV IV" means BDTV IV, Inc., a Delaware corporation.

         "BDTV ENTITIES" means, collectively, the BDTV Limited Entities and the BDTV Unrestricted Entities.

         "BDTV LIMITED ENTITIES" means, collectively, BDTV I and BDTV II.

         "BDTV UNRESTRICTED ENTITIES" means BDTV III, BDTV IV and each other BDTV Entity that may be formed subsequent to the date hereof; PROVIDED that each of Liberty and Diller

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acknowledges and agrees that any corporation, partnership, limited liability company or other business association hereafter formed by Diller and Liberty to hold Common Shares will be a BDTV Unrestricted Entity and will be a corporation, partnership, limited liability company or other business association having a capital structure and governance rights substantially similar to that of BDTV III.

         "BENEFICIAL OWNER" or "BENEFICIALLY OWN" has the meaning given such term in Rule 13d-3 under the Exchange Act and a Person's beneficial ownership of Common Shares or Voting Securities shall be calculated in accordance with the provisions of such Rule; PROVIDED, HOWEVER, that for purposes of determining beneficial ownership, (i) a Person shall be deemed to be the beneficial owner of any Equity which may be acquired by such Person (disregarding any legal impediments to such beneficial ownership), whether within 60 days or thereafter, upon the conversion, exchange or exercise of any warrants, options (which options held by Diller shall be deemed to be exercisable), rights or other securities issued by the Company, (ii) no Person shall be deemed to beneficially own any Equity solely as a result of such Person's execution of this Agreement (including by virtue of holding a proxy with respect to any shares) or the Governance Agreement, and (iii) Liberty shall be deemed to be the beneficial owner of all of the Common Shares owned by each BDTV Entity, other than for purposes of Articles III and V of this Agreement. Notwithstanding the foregoing, for purposes of calculating the Minimum Stockholder Amount, a Person shall be deemed to be the beneficial owner only of Common Shares which are issued and outstanding.

         "BOARD" means the Board of Directors of the Company.

         "BUSINESS DAY" shall mean any day that is not a Saturday, a Sunday or other day on which banks are required or authorized by law to be closed in the City of New York.

         "CAPITAL STOCK" means, with respect to any Person at any time, any and all shares, interests, participations or other equivalents (however designated, whether voting or non-voting) of capital stock, partnership interests (whether general or limited) or equivalent ownership interests in or issued by such Person.

         "CAUSE" means (i) the conviction of, or pleading guilty to, any felony, or (ii) the willful, continued and complete failure to attend to managing the business affairs of the Company, after written notice of such failure from the Board and reasonable opportunity to cure.

         "CHAIRMAN" means the Chairman of the Board.

         "CHAIRMAN TERMINATION DATE" means the later of (i) such time as Diller no longer serves as Chairman and (ii) such time as Diller no longer holds the Liberty Proxy (other than suspension of such proxy pursuant to Section 3.3(e)).

         "CLASS B COMMON STOCK" means the Class B common stock, par value $0.001 per share, of the Company and any securities of the Company issued in respect thereof, or in substitution therefor, in connection with any stock split, dividend or combination, or any reclassification, recapitalization, merger, consolidation, exchange or other similar reorganization (other than Common Stock issued upon conversion of Class B Common Stock).

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         "COMMISSION" means the Securities and Exchange Commission, and any successor commission or agency having similar powers.

         "COMMON SHARES" means, collectively, the Common Stock and the Class B Common Stock.

         "COMMON STOCK" means the common stock, par value $0.001 per share, of the Company and any securities of the Company issued in respect thereof, or in substitution therefor, in connection with any stock split, dividend or combination, or any reclassification, recapitalization, merger, consolidation, exchange or other similar reorganization.

         "COMPANY" means Expedia, Inc., a Delaware corporation, and any successor by merger, consolidation, or other business combination.

         "CONTINGENT MATTERS" shall have the meaning ascribed to such term in the Governance Agreement.

         "CONTROL" (including the terms "CONTROLLED BY" and "UNDER COMMON CONTROL WITH"), with respect to the relationship between or among two or more Persons, means the possession, directly or indirectly, of the power to direct or cause the direction of the affairs or management of a Person, whether through the ownership of voting securities, as trustee or executor, by contract or otherwise.

         "DAILY HEDGING LIMIT" means a number of shares of Common Stock not to exceed on any single day 25% of the average daily trading volume of the Common Stock during the three full calendar months preceding the date of determination (disregarding any sales by Liberty).

         "DILLER INTEREST PURCHASE PRICE" means the cash amount (or cash value of shares of capital stock of IAC/InterActiveCorp) contributed by Diller to a BDTV Entity plus interest on such amount, from the date of such contribution to the date of purchase of Diller's Interest in such BDTV Entity by a member of the Liberty Stockholder Group, at the rate of interest per annum in effect from time to time and publicly announced by The Bank of New York as its prime rate of interest, compounded annually. For purposes of BDTV I, BDTV II, BDTV III and BDTV IV, the cash amount (or cash value of capital stock) initially contributed by Diller was $100 in each such BDTV Entity.

         "DILLER STOCKHOLDER GROUP" means (i) Diller and (ii) any Affiliate of Diller which (A) Diller controls and (B) in which Diller owns, directly or indirectly, 90% or more of the outstanding Capital Stock or other ownership interests, which such Affiliate holds Equity subject to this Agreement.

         "DIRECTOR" means any member of the Board.

         "DISABLED" means the disability of Diller after the expiration of more than 180 consecutive days after its commencement which is determined to be total and permanent by a physician selected by Liberty and reasonably acceptable to Diller, his spouse or a personal representative designated by Diller; PROVIDED that Diller shall be deemed to be disabled only following the expiration of 90 days following receipt of a written notice from the Company and

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such physician specifying that a disability has occurred if within such 90-day period he fails to return to managing the business affairs of the Company. A total disability shall mean mental or physical incapacity that prevents Diller from managing the business affairs of the Company.

         "ELIGIBLE STOCKHOLDER AMOUNT" means, in the case of Diller, the equivalent of 2,200,000 Common Shares and, in the case of Liberty (including, in the case of Liberty, all of the Common Shares owned by the BDTV Entities), 2,000,000 shares of Common Stock, in each case determined on a fully diluted basis (taking into account, in the case of Diller, all unexercised Options, whether or not then exercisable).

         "EQUITY" means any and all shares of Capital Stock of the Company, securities of the Company convertible into, or exchangeable for, such shares, and options, warrants or other rights to acquire such shares.

         "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended.

         "FAIR MARKET VALUE" means, as to any securities or other property, the cash price at which a willing seller would sell and a willing buyer would buy such securities or property in an arm's-length negotiated transaction without time constraints.

         "FCC" means the Federal Communications Commission or its successor.

         "FCC Regulations" means, as of any date, all federal communications statutes and all rules, regulations, orders, decrees and policies of the FCC as then in effect, and any interpretations or waivers thereof or modifications thereto.

         "GOVERNANCE AGREEMENT" means the Governance Agreement, among the Company, Diller and Liberty, of even date herewith, as it may be amended, supplemented, restated or modified from time to time hereafter.

         "GROUP" shall have the meaning assigned to it in Section 13(d)(3) of the Exchange Act.

         "HEDGING TRANSACTION" means any (i) short sale, (ii) any purchase, sale or grant of any right (including, without limitation, any put or call option), or (iii) any forward sale (whether for a fixed or variable number of shares or at a fixed or variable price) of or with respect to, or any non-recourse loan secured by, Common Stock or any security (other than a broad-based market basket or index) that includes, relates to or derives any significant part of its value from Common Stock, and such term includes (a) the pledge of Common Stock in connection with any of the foregoing to secure the obligations of the pledgor under a Hedging Transaction and (b) the pledge of a Hedging Transaction itself to secure any extension of credit to a party based, in whole or part, on the value thereof.

         "HSR ACT" means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

         "INDEPENDENT INVESTMENT BANKING FIRM" means an investment banking firm of nationally recognized standing that is, in the reasonable judgment of the Person engaging such firm, qualified to perform the task for which it has been engaged.

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         "LIBERTY STOCKHOLDER GROUP" means Liberty and those Subsidiaries of
Liberty that, from time to time, hold Equity subject to this Agreement.

         "MARKET SALE" means a "brokers' transaction" within the meaning of
Section 4(4) of the Securities Act.

         "MINIMUM STOCKHOLDER AMOUNT" means Common Shares representing at least 50.1% of the outstanding voting power of the outstanding Common Shares.

         "OPTIONS" means options to acquire Capital Stock of the Company granted by the Company to Diller and outstanding from time to time.

         "PERMITTED DESIGNEE" means any Person designated by a Stockholder, who shall be reasonably acceptable to the other Stockholder, to exercise such Stockholder's rights pursuant to Section 4.3.

         "PERMITTED TRANSFEREE" means (i) with respect to Liberty, any member of the Liberty Stockholder Group, and (ii) with respect to Diller, any member of the Diller Stockholder Group. In addition, each of Liberty and Diller shall be a Permitted Transferee of its respective Permitted Transferees.

         "PERSON" means any individual, corporation, limited liability company, limited or general partnership, joint venture, association, joint-stock company, trust, unincorporated organization, government or any agency or political subdivisions thereof or any Group comprised of two or more of the foregoing.

         "PUBLIC STOCKHOLDER" means any Person that, together with its Affiliates (a) has sole or shared voting power with respect to Voting Securities representing no more than 10% of the voting power of the outstanding Voting Securities or (b) has sole or shared power to dispose of Equity representing no more than 10% of the Equity to be tendered or exchanged in any applicable tender or exchange offer, as the case may be.

         "REFERENCE RATE" means, for any day, a fixed rate per annum equal to the yield, expressed as a percentage per annum, obtained at the official auction of 90-day United States Treasury Bills most recently preceding the date thereof plus 100 basis points.

         "RELATED HEDGING TRANSACTIONS" means a series of Hedging Transactions between members of the Liberty Stockholder Group on the one hand, and the same counterparty or its Affiliates, on the other hand, which Hedging Transactions each have specified maturity dates occurring within a period of thirty days.

         "SECURITIES ACT" means the Securities Act of 1933, as amended.

         "STOCKHOLDER" means each of Liberty and Diller.

         "STOCKHOLDER GROUP" means one or more of the Diller Stockholder Group and the Liberty Stockholder Group. For purposes of this Agreement, (i) prior to the time that Liberty acquires Diller's interest in a BDTV Entity, each BDTV Entity shall be deemed to be a member of the

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Liberty Stockholder Group except as otherwise expressly set forth herein and
(ii) a Stockholder's Permitted Designee shall be deemed to be a member of the designating Stockholder's Stockholder Group (other than for purposes of Section 4.1(a)(w)).

         "SUBSIDIARY" means, with respect to any Person, any corporation or other entity of which at least a majority of the voting power of the voting equity securities or equity interest is owned, directly or indirectly, by such Person.

         "THIRD PARTY TRANSFEREE" means any Person to whom a Stockholder (including a Third Party Transferee subject to this Agreement pursuant to Sections 4.5(b) and 4.5(c)) or a Permitted Transferee Transfers Common Shares, other than a Permitted Transferee of such Stockholder or a member of another Stockholder Group.

         "TRANSFER" means, directly or indirectly, to sell, transfer, assign, pledge, encumber, hypothecate or similarly dispose of, either voluntarily or involuntarily, or to enter into any contract, option or other arrangement or understanding with respect to the sale, transfer, assignment, pledge, encumbrance, hypothecation or similar disposition of, any Common Shares beneficially owned by a Stockholder or any interest in any Common Shares beneficially owned by a Stockholder, PROVIDED, HOWEVER, that a merger or consolidation in which a Stockholder is a constituent corporation shall not be deemed to be the Transfer of any Common Shares beneficially owned by such Stockholder (PROVIDED, that a significant purpose of any such transaction is not to avoid the provisions of this Agreement).

         "VOTING SECURITIES" means at any time shares of any class of Capital Stock of the Company which are then entitled to vote generally in the election of Directors.

         Section 1.2. OTHER DEFINED TERMS. The following terms shall have the meanings defined for such terms in the Sections set forth below:

TERM                                                       SECTION
----                                                       -------
Appraisal...............................................   Section 4.3(c)
Diller..................................................   Preamble
Diller Termination Date.................................   Section 6.2(b)
Exchange Notice.........................................   Section 4.4(a)
IAC Shares                                                 Section 5.2
Initiating Party........................................   Section 4.2(a)
L/D Offer Notice........................................   Section 4.3(b)
L/D Offer Price.........................................   Section 4.3(c)
L/D Other Party.........................................   Section 4.3(b)
L/D Transferring Party..................................   Section 4.3(a)
Liberty.................................................   Preamble
Liberty Lending Limit...................................   Section 4.3(f)
Liberty Proxy...........................................   Section 3.3(a)
Liberty Proxy Shares....................................   Section 3.3(a)
Liberty Termination Date................................   Section 6.2(a)
Litigation..............................................   Section 6.14
Non-Transferring Stockholder............................   Section 4.4(a)

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TERM                                                       SECTION
----                                                       -------

Settlement Threshold....................................   Section 4.2(e)
Stock Lending Transaction...............................   Section 4.2(f)
Tag-Along Notice........................................   Section 4.2(a)
Tag-Along Sale..........................................   Section 4.2(a)
Tag-Along Shares........................................   Section 4.2(a)
Tag Party...............................................   Section 4.2(a)
Transferring Stockholders...............................   Section 4.4(a)

         Section 1.3. OTHER DEFINITIONAL PROVISIONS. (a) The words "hereof", "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and Article and Section references are to this Agreement unless otherwise specified.

         (b) The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms.

         (c) For purposes of calculating the amount of outstanding Common Shares or Equity as of any date and the number of Common Shares or Equity beneficially owned by any Person as of any date, any Common Shares held in the Company's treasury or owned by any Subsidiaries of the Company shall be disregarded.

                                   ARTICLE II

                                    RESERVED

                                  ARTICLE III

                              CORPORATE GOVERNANCE

         Section 3.1. VOTING ON CERTAIN MATTERS. (a) In the event that Section
2.03 of the Governance Agreement is applicable, in connection with any vote or action by written consent of the stockholders of the Company relating to any matter that constitutes a Contingent Matter, Liberty and Diller agree (and each agrees to cause each member of its Stockholder Group, if applicable), with respect to any Common Shares with respect to which it or he has the power to vote (whether by proxy, the ownership of voting securities of a BDTV Entity or otherwise) (including all Common Shares held by any BDTV Entity), (x) to vote against (and not act by written consent to approve) such Contingent Matter (including causing each BDTV Entity to vote all Common Shares held by it against approval of such Contingent Matter and not executing any written consents with respect to such Common Shares held by any BDTV Entity) unless Liberty and Diller (or, if either such Stockholder's consent is no longer required pursuant to the Governance Agreement, the Stockholder whose consent is then required) have consented to such Contingent Matter in accordance with the provisions of the Governance Agreement and (y) to take or cause to be taken all other reasonable actions required, to the extent permitted by law, to prevent the taking of any action by the Company with respect to a Contingent Matter without the consent of Liberty and/or Diller (as applicable).

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         (b) Each Stockholder agrees to vote (and cause each member of its or his Stockholder Group to vote, if applicable), or act by written consent with respect to, any Common Shares with respect to which it or he has the power to vote (whether by proxy, the ownership of voting securities of a BDTV Entity or otherwise) (including all Common Shares held by any BDTV Entity) in favor of each of the Director designees of Liberty which Liberty has a right to designate pursuant to the Governance Agreement.

         (c) Upon the written request of Liberty, Diller, in his capacity as a stockholder only, agrees to vote (and cause each member of the Diller Stockholder Group to vote, if applicable), or act by written consent, with respect to any Common Shares with respect to which it or he has the power to vote (whether by proxy, the ownership of voting securities of a BDTV Entity or otherwise) (including all shares held by any BDTV Entity) and otherwise take or cause to be taken all actions necessary to remove any Director designated by Liberty and to elect any replacement Director designated by Liberty as provided in the Governance Agreement. Unless Liberty and Diller otherwise agree, neither Diller nor any member of the Diller Stockholder Group, shall take any action to cause the removal of any Director designated by Liberty except upon the written request of Liberty.

         (d) Liberty will not be deemed to be in violation of paragraphs (a),
(b) or (c) of this Section 3.1 as a result of any action by Diller (including actions taken by a BDTV Entity as a result of an action by Diller) that is not within Liberty's control.

         Section 3.2. RESTRICTIONS ON OTHER AGREEMENTS. No Stockholder or any of its or his Permitted Transferees shall enter into or agree to be bound by any stockholder agreements or arrangements of any kind with any Person with respect to any Equity (including, without limitation, the deposit of any Common Shares in a voting trust or forming, joining or in any way participating in or assisting in the formation of a Group with respect to any Common Shares, other than any such Group consisting exclusively of Liberty and Diller and any of their respective Affiliates, Permitted Designees and Permitted Transferees and, to the extent contemplated by Section 4.5, any Third Party Transferee) and no Stockholder (other than Liberty or any of its Permitted Transferees) or any of its or his Permitted Transferees shall enter into or agree to be bound by any agreements or arrangements of any kind with any Person to incur indebtedness for purposes of purchasing Equity (other than to exercise Options or to purchase Common Shares pursuant to Section 4.3 of this Agreement), except (i) for such agreements or arrangements as are now in effect, (ii) in connection with a proposed sale of BDTV Entity securities or Common Shares otherwise permitted hereunder, (iii) for such agreements or arrangements with a Permitted Designee as are reasonably acceptable to the other Stockholder and not inconsistent with or for the purpose of evading the terms of this Agreement, (iv) agreements between a Stockholder and its Permitted Transferee that are reasonably acceptable to the other Stockholder and not inconsistent with this Agreement or
(iv) for Hedging Transactions as contemplated by Section 4.2(e).

         Section 3.3. IRREVOCABLE PROXY OF LIBERTY. (a) Subject to paragraphs
(b) and (c) below, until the earlier of the date that (x) Diller is no longer Chairman or (y) Diller is Disabled, Diller shall be entitled to exercise voting authority and authority to act by written consent over all Common Shares beneficially owned by each member of the Liberty Stockholder Group (the "LIBERTY PROXY SHARES"), on all matters submitted to a vote of the Company's stockholders or by

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which the Company's stockholders may act by written consent, pursuant to a conditional proxy (which proxy is irrevocable and coupled with an interest for purposes of Section 212 of the Delaware General Corporation Law) (the "LIBERTY PROXY"); PROVIDED, that in the event that Diller is removed by the Board as Chairman for any reason other than Cause, Diller shall be deemed to continue to be Chairman for purposes of this Agreement and shall be entitled to the Liberty Proxy set forth herein until the earlier of (A) such time as he has abandoned efforts to cause his reinstatement as Chairman and (B) the next stockholders meeting of the Company at which he had an adequate opportunity to nominate and elect his slate of directors (unless at such stockholders meeting Diller's slate of directors is elected and Diller is promptly thereafter reinstated as Chairman).

         (b) Notwithstanding the foregoing, the Liberty Proxy shall not be valid with respect to any of the Liberty Proxy Shares (and Diller will have no right to vote the Liberty Proxy Shares) in connection with any vote on (or consent to approve) any matter that is a Contingent Matter with respect to which Liberty's consent is required pursuant to the terms of the Governance Agreement with respect to which Liberty has not consented.

         (c) The Liberty Proxy shall terminate as provided for in Section 3.3(a) or, if earlier, (i) immediately upon a material breach by Diller of the terms of
Section 3.1(a), Section 3.1(b), Section 3.1(c) or Section 3.3(b) of this Agreement, (ii) at such time as Diller has been convicted of, or has pleaded guilty to, any felony involving moral turpitude or (iii) at such time as Diller ceases to beneficially own 5,000,000 Common Shares with respect to which he has a pecuniary interest; PROVIDED, in the case of clauses (ii) and (iii) above, that Liberty sends notice of such termination to Diller within 30 days after receiving notice of the event giving rise to such termination, in which case the Liberty Proxy shall terminate immediately upon the receipt of such notice.

         (d) Notwithstanding anything to the contrary set forth herein, the Liberty Proxy is personal to Diller and may not be assigned by Diller by operation of law or otherwise and shall not inure to Diller's successors without the prior written consent of Liberty.

         (e) Notwithstanding the foregoing, and without affecting the termination of the Liberty Proxy pursuant to Section 3.3 hereof, the Liberty Proxy will be suspended during any period in which Diller has suffered a mental or physical disability preventing Diller from voting or acting by written consent with respect to the Liberty Proxy Shares, and during such period of disability, Liberty will be entitled to vote or consent in writing with respect to all Liberty Proxy Shares. The Liberty Proxy will be reinstated (unless sooner terminated in accordance with Section 3.3) upon Diller ceasing to be so disabled.

         Section 3.4. COOPERATION. Each Stockholder shall vote (or act or not act by written consent with respect to) all of its Common Shares (and any Common Shares with respect to which it has the power to vote (whether by proxy or otherwise) and shall, as necessary or desirable, attend all meetings in person or by proxy for purposes of obtaining a quorum, and execute all written consents in lieu of meetings, as applicable, to effectuate the provisions of this Article III.

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                                   ARTICLE IV

                            TRANSFER OF COMMON SHARES

         Section 4.1. RESTRICTIONS ON TRANSFER BY LIBERTY AND DILLER. (a) Until the Chairman Termination Date or such time as Diller becomes Disabled, subject to the other provisions of this Agreement, neither Liberty nor Diller shall Transfer or otherwise dispose of (including pledges), directly or indirectly, any Common Shares beneficially owned by its Stockholder Group other than (v) Transfers of Common Shares by Diller in order to pay taxes arising from the granting, vesting and/or exercise of the Options, (w) Transfers of Common Shares by Liberty to members of the Liberty Stockholder Group or by Diller to members of the Diller Stockholder Group, (x) a pledge or grant of a security interest in vested Common Shares (other than the pledge of certain Common Shares pursuant to prior arrangements between Diller and the Company) or pledges by a member of the Liberty Stockholder Group of securities of a BDTV Entity that Liberty is entitled to Transfer under (b)(ii) below in connection with bona fide indebtedness in which the pledgee of the applicable Common Shares (or securities of such BDTV Entity) agrees that, upon any default or exercise of its rights under such pledge or security arrangement, it will offer to sell the pledged Common Shares (or securities of such BDTV Entity) to the non-pledging Stockholder (or its or his designee) for an amount equal to the lesser of the applicable amount of such indebtedness and the fair market value of such pledged Common Shares (or securities of such BDTV Entity), (y) Transfers of Options or Common Shares to the Company by Diller or his Affiliates in connection with a "cashless" exercise of the Options (including Options granted to Diller heretofore or in the future), and (z) Transfers of Common Shares made pursuant to Sections 4.2, 4.3 and 4.4. The restrictions on Transfer by Liberty provided in this Section 4.1 shall be for the sole benefit of Diller and the restrictions on Transfer by Diller provided in this Section 4.1 shall be for the sole benefit of Liberty.

         (b) Notwithstanding the restrictions contained in subsection (a) above (and in addition to the foregoing exceptions, but subject to the right of first refusal described in Section 4.3 on behalf of Diller (or his designee) with respect to Transfers by members of the Liberty Stockholder Group and to a right of first refusal on behalf of Liberty (or its designee) with respect to Transfers by members of the Diller Stockholder Group (which rights shall be assignable)): (i) either Liberty or Diller may Transfer all or any portion of the Common Shares beneficially owned by its Stockholder Group (and, in the case of Liberty only, its entire interest in the BDTV Entities) to an unaffiliated third party, PROVIDED, HOWEVER, that a Transfer by either Liberty or Diller of Common Shares to a third party shall be subject to the tag-along right pursuant to Section 4.2, after, in the case of any Transfer of Class B Common Stock, compliance with the right of first refusal described in Section 4.3 and the swap provisions described in Section 4.4, and (ii) either Liberty or Diller may Transfer any portion of the Common Shares (including, in the case of Liberty, all or a portion of a BDTV Entity interest) held by its Stockholder Group to an unaffiliated third party; PROVIDED that, (a) following such Transfer such Stockholder Group retains its Eligible Stockholder Amount of Common Shares and
(b) in the case of the Transfer of an interest in or Common Shares held by a BDTV Limited Entity as of the date hereof, following such Transfer, the Liberty Stockholder Group and the Diller Stockholder Group collectively beneficially own the Minimum Stockholder Amount. Notwithstanding the previous sentence and the restrictions contained in paragraph (a) above and subject to the requirement, with respect to a Transfer by Liberty of an interest in or Common

Shares held by a BDTV Limited Entity as of the date hereof, that the Stockholders and their respective Stockholder Groups collectively beneficially own the Minimum Stockholder Amount, either Liberty or Diller may transfer any of its Common Shares in one or more transactions that comply with the requirements of Rule 144 or 145 (as applicable) under the Securities Act.

         Section 4.2. TAG-ALONG FOR DILLER AND LIBERTY FOR TRANSFERS BY THE OTHER. (a) If either Diller or Liberty shall desire to Transfer to any unaffiliated third party any of the Common Shares beneficially owned by him or it or any member of his or its Stockholder Group (other than the Transfers referred to in paragraphs (e) and (f) below), in one transaction or a series of related transactions (the "TAG-ALONG SALE"), Diller or Liberty, as applicable (the "INITIATING PARTY"), shall give prior written notice to the other (the "TAG PARTY") of such intended Transfer. Such notice (the "TAG-ALONG NOTICE") shall set forth the terms and conditions of such proposed Transfer, including the number of Common Shares proposed to be Transferred (the "TAG-ALONG SHARES"), the purchase price per Common Share proposed to be paid therefor and the payment terms and type of Transfer to be effectuated.

         (b) Within ten days after delivery of the Tag-Along Notice, the Tag Party will have the opportunity and right (exercisable by such Tag Party by written notice to the Initiating Party not later than the end of such ten day period) to sell to the acquiring Person in such proposed Tag-Along Sale (upon the same terms and conditions as the Initiating Party), subject to the following sentence, up to that number of Common Shares beneficially owned by it (including, in the case of Liberty, all of the Common Shares held by the BDTV Entities) as shall equal the product of (x) a fraction, the numerator of which is the number of Tag-Along Shares and the denominator of which is the aggregate number of Common Shares beneficially owned as of the date of the Tag-Along Notice by the Initiating Party (including all of the Common Shares held by the BDTV Entities if Liberty is the Initiating Party), multiplied by (y) the number of Common Shares beneficially owned by the Tag Party (including all of the Common Shares held by the BDTV Entities if Liberty is the Tag Party) as of the date of the Tag-Along Notice. The number of Common Shares that Diller or Liberty may sell to an unaffiliated third party pursuant to Section 4.2(a) shall be determined by multiplying the maximum number of Tag-Along Shares that such third party is willing to purchase on the terms set forth in the Tag-Along Notice by a fraction, the numerator of which is the number of Common Shares that such Stockholder proposes to sell hereunder (subject to the maximum amount for Diller or Liberty, as applicable, calculated pursuant to the preceding sentence) and the denominator of which is the aggregate number of Common Shares that Diller and Liberty propose to sell hereunder.

         (c) At the closing of any proposed Transfer in respect of which a Tag-Along Notice has been delivered, the Tag Party shall deliver, free and clear of all liens (other than liens caused by the acquiring Person in the Tag-Along
Sale), to such third party certificates evidencing the Common Shares to be sold thereto duly endorsed with Transfer powers and shall receive in exchange therefore the consideration to be paid by such third party in respect of such Common Shares as described in the Tag-Along Notice. No transferee shall be required to purchase shares of a BDTV Entity in connection with the Tag-Along Sale and each of Liberty and Diller shall cooperate so that any transferee will be able to purchase directly any Common Shares held by a BDTV Entity and not the shares of any BDTV Entity.

         (d) Neither Diller and the members of his Stockholder Group, on the one hand, nor Liberty and the members of its Stockholder Group, on the other hand, shall effect any Transfer or Transfers constituting a Tag-Along Sale absent compliance with this Section 4.2.

         (e) This Section 4.2 shall not be applicable to the Transfer by Diller or any member of his Stockholder Group (i) of an aggregate of not more than 2,000,000 Common Shares within any rolling twelve-month period, (ii) pursuant to
Section 4.1(a)(v) or 4.1(a)(y), (iii) in a Market Sale, or (iv) following such time as Diller is no longer Chairman other than any Transfer made in connection with Diller ceasing to be Chairman. This Section 4.2 shall not be applicable to
(i) the Transfer of Common Stock by the Liberty Stockholder Group in a Market Sale, PROVIDED that the total volume of sales effected on any single day shall not exceed the Daily Hedging Limit, or (ii) the entry into, maintenance of, performance of obligations under and unwinding of Hedging Transactions effected by the Liberty Stockholder Group, including, without limitation, the Transfer of Common Stock in connection therewith through the delivery of Common Stock to a third party in connection with the settlement or satisfaction of a Hedging Transaction or the foreclosure and sale by a secured party of any Common Stock pledged to secure the obligations of a party under a Hedging Transaction or in respect of any extension of credit to a party based, in whole or part, on the value of such Hedging Transaction; PROVIDED, that: (A) no Hedging Transaction shall, prior to the settlement of such Hedging Transaction, impair Diller's right to vote any shares of the Common Stock pursuant to Section 3.3 (it being understood that a settlement of a Hedging Transaction may result in a disposition of the shares subject to such Hedging Transaction and that, upon such disposition, Diller will not have the right to vote such shares); PROVIDED, that such right shall not be deemed to be impaired to the extent that a counterparty to a Hedging Transaction to whom Common Stock has been pledged has obtained the right to vote or take consensual action with respect to the Common Stock so pledged as a result of an event of default or termination event with respect to the Liberty Stockholder Group under the Hedging Transaction; PROVIDED, further, that the terms of such pledging arrangement shall permit the Liberty Stockholder Group to exercise voting rights and to take consensual action with respect to the Common Stock so pledged in circumstances where no event of default or termination event has occurred; (B) a significant purpose of Liberty's engaging in the Hedging Transaction shall not be the circumvention of Diller's tag along rights under Section 4.2 of this Agreement (and there shall be a rebuttable presumption that no such purpose exists if the Hedging Transaction is effected with a financial institution and neither Liberty nor its Affiliates have any oral or written understanding or agreement with the financial institution relating to the subsequent Transfer to any Person or group, if any, of the shares of Common Stock subject to the Hedging Transaction); (C) if pursuant to a Hedging Transaction or Related Hedging Transactions, a number of shares of Common Stock representing 5% or more of the outstanding shares of such class (determined as of the date the Hedging Transaction or the date of the initial Hedging Transaction in any series of Related Hedging Transactions is effected) (such 5% amount, the "SETTLEMENT THRESHOLD"), could be Transferred by the Liberty Stockholder Group to such counterparty in connection with the settlement of such Hedging Transaction or Related Hedging Transactions, then Liberty shall cause such members of the Liberty Stockholder Group to settle or satisfy the obligations with respect to such Hedging Transaction or Related Hedging Transactions in such a manner so that the number of shares delivered to such counterparty in connection with the settlement of such Hedging Transaction or Related Hedging Transactions does not exceed the Settlement Threshold unless the counterparty has indicated to Liberty and Diller (if requested by Diller) that it will utilize such shares of Common Stock to fill a preexisting short position in the shares of Common Stock; (D) for each twelve-month period beginning on the date hereof and each anniversary of the date hereof, Liberty shall ensure that the Liberty Stockholder Group shall not enter into Hedging Transactions with respect to more than one third (1/3) of the shares of Common Stock that the Liberty Stockholder Group owns (including all shares of Common Stock owned by the BDTV Entities) on the first day of such twelve-month period; (E) Liberty will advise Diller (which may be oral) that it is contemplating entering into a Hedging Transaction (including a brief description of the general structure of the Hedging Transaction contemplated and the potential timing of such Hedging Transaction) as far in advance as reasonably practicable prior to effecting such Hedging Transaction, but in no event more than ten Business Days prior to effecting such Hedging Transaction, and, if Diller (i) has determined in good faith that such Hedging Transaction would adversely affect a contemplated significant corporate transaction (including financing) of the Company, and uses his reasonable best efforts to make such a determination as soon as practicable (but in no event later than 10:00 a.m. New York City time on the second Business Day immediately following the date of the giving of such notice by Liberty) and requests that the Liberty Stockholder Group delay any such Hedging Transaction because of the matters referred to in clause (i) above, then Liberty shall cause the Liberty Stockholder Group to delay such Hedging Transaction for a period not to exceed ten Business Days commencing on the Business Day after the date Diller has been advised that Liberty is contemplating a Hedging Transaction, and after such ten Business Day period, if any, Liberty shall be entitled to effect such Hedging Transaction; and (F) Liberty shall ensure that all sales or short sales in connection with establishing the initial hedge with respect to one or more Hedging Transactions shall not, taking all such sales or short sales during a particular day in the aggregate, exceed the Daily Hedging Limit.

         (f) During the term of this Agreement, the Liberty Stockholder Group will be entitled to engage in Stock Lending Transactions from time to time (which Stock Lending Transactions will be deemed not to impair the proxy granted pursuant to Section 3.3) with respect to the Common Stock subject to the following limitations: (i) the maximum number of shares of Common Stock Beneficially Owned by the Liberty Stockholder Group which may be lent at any one time to others in Stock Lending Transactions during the period from the date hereof to the first anniversary of this Agreement may not exceed an aggregate of 15,000,000 shares of Common Stock (subject to adjustment pursuant to Section
6.13 hereof) (the "LIBERTY LENDING LIMIT"); and (ii) following such first anniversary the Liberty Lending Limit will be increased to an aggregate of 16,250,000 shares of Common Stock (subject to adjustment as aforesaid). For purposes hereof, a "STOCK LENDING TRANSACTION" shall mean a transaction effected in connection with any Hedging Transaction whereby the Liberty Stockholder Group lends shares of Common Stock to a third party or permits a third party to sell, pledge, rehypothecate, assign, invest, use, commingle or otherwise dispose of, or otherwise use in its business such shares of Common Stock.

         (g) Upon written request made from time to time by Liberty, Diller will use reasonable efforts to cause the Company to deliver to Liberty and Diller a written statement specifying the number of shares of Company Common Stock, Company Class B Common Stock and other Voting Securities issued and outstanding as of the most recent practicable date. Liberty and Diller will, in connection with any applicable calculations hereunder or under the Governance Agreement, be entitled to rely upon the information set forth in such statement. In the event such statement is not delivered to Liberty within five Business Days following

                                      -13

Liberty's request therefor, Liberty and Diller (and their respective successors and permitted assigns) shall be entitled to rely for purposes of such calculations on the number of shares of Company Common Stock, Company Class B Common Stock and other Voting Securities listed as issued and outstanding in the Company's most recent quarterly or annual report publicly filed with the Commission or the most recent statement from the Company.

Section 4.3. RIGHT OF FIRST REFUSAL BETWEEN LIBERTY AND DILLER. (a) Any Transfer of shares of Class B Common Stock by a member of the Liberty Stockholder Group or a member of the Diller Stockholder Group (the "L/D TRANSFERRING PARTY") will be subject to the right of first refusal provisions of this Section 4.3, other than a Transfer by a member of the Liberty Stockholder Group or the Diller Stockholder Group permitted by Section 4.1(a) hereof or a Transfer that is a sale described in clause (i) of the first or second sentence of Section 4.2 (e).

         (b) Prior to effecting any Transfer referred to in Section 4.3(a), the L/D Transferring Party shall deliver written notice (the "L/D OFFER NOTICE") to Diller, if the L/D Transferring Party is a member of the Liberty Stockholder Group, or to Liberty, if the L/D Transferring Party is a member of the Diller Stockholder Group (the recipient of such notice, the "L/D OTHER PARTY"), which L/D Offer Notice shall specify (i) the Person to whom the L/D Transferring Party proposes to make such Transfer, (ii) the number or amount of the shares of Class B Common Stock to be Transferred, (iii) the L/D Offer Price (as defined below), and (iv) all other material terms and conditions of the proposed Transfer, including a description of any non-cash consideration sufficiently detailed to permit valuation thereof, and which L/D Offer Notice shall be accompanied by any written offer from the prospective transferee to purchase such shares of Class B Common Stock, if available and permitted pursuant to the terms thereof. The L/D Offer Notice shall constitute an irrevocable offer to the L/D Other Party, for the period of time described below, to purchase all (but not less than all) of such shares of Class B Common Stock.

         (c) For purposes of this Section 4.3, "L/D OFFER PRICE" shall mean the purchase price per share of Class B Common Stock to be paid to the L/D Transferring Party in the proposed transaction (as it may be adjusted in order to determine the net economic value thereof). In the event that the consideration payable to the L/D Transferring Party in a proposed transaction consists of securities, the purchase price per share shall equal the fair market value of such securities divided by the number of shares of Class B Common Stock to be Transferred. Such fair market value shall be the market price of any publicly traded security and, if such security is not publicly traded, the fair market value shall be equal to the Fair Market Value of such security determined as follows: Each of Liberty and Diller shall select an Independent Investment Banking Firm each of which shall promptly make a determination (each such determination, an "APPRAISAL") of the Fair Market Value of such security. If the higher of such Appraisals is less than or equal to 110% of the lower of such Appraisals, then the Fair Market Value shall be equal to the average of such Appraisals. If the higher of such Appraisals is greater than 110% of the lower of such Appraisals, then a third Independent Investment Banking Firm (which shall be an Independent Investment Banking Firm that shall not have been engaged by the Company, IAC/InterActiveCorp (but only for so long as Diller is the Chief Executive Officer of IAC/InterActiveCorp) Liberty or Diller in any significant matter for the three years prior to the date of such selection) shall be selected by the first two Independent Investment Banking Firms, which third Independent Investment Banking Firm shall promptly make a determination of the

                                      -14

Fair Market Value. The Fair Market Value shall equal the average of the two of such three Appraisals closest in value (or if there are no such two, then of all three Appraisals).

         (d) If the L/D Other Party elects to purchase the offered shares of Class B Common Stock, it shall give notice to the L/D Transferring Party within ten Business Days after receipt of the L/D Offer Notice of its election (or in the case of a third party tender offer or exchange offer, at least five Business Days prior to the expiration date of such offer, PROVIDED that all conditions to such offer that need to be satisfied prior to acceptance for payment (other than with respect to the number of shares of Class B Common Stock tendered) shall have been satisfied or waived and the L/D Offer Notice shall have been PROVIDED at least ten Business Days prior to the expiration date of such offer), which shall constitute a binding obligation, subject to standard terms and conditions for a stock purchase contract between two significant stockholders of an issuer (PROVIDED that the L/D Transferring Party shall not be required to make any representations or warranties regarding the business of the Company), to purchase the offered shares of Class B Common Stock, which notice shall include the date set for the closing of such purchase, which date shall be at least 20 Business Days following the delivery of such election notice, or, if later, five Business Days after receipt of all required regulatory approvals; PROVIDED that the closing shall only be delayed pending receipt of required regulatory approvals if (i) the L/D Other Party is using reasonable efforts to obtain the required regulatory approvals, (ii) there is a reasonable prospect of receiving such regulatory approvals and (iii) if such closing is delayed more than 90 days after the date of the L/D Other Party's notice of election to purchase, then the L/D Other Party agrees to pay interest on the aggregate L/D Offer Price at the Reference Rate to the L/D Transferring Party from such date to the closing date. Notwithstanding the foregoing, such time periods shall not be deemed to commence with respect to any purported notice that does not comply in all material respects with the requirements of this Section 4.3(d). Liberty and Diller may assign their respective rights to purchase under this Section 4.3 to any Person who is a Permitted Designee.

         (e) If the L/D Other Party does not respond to the L/D Offer Notice within the required response time period or elects not to purchase the offered shares of Class B Common Stock, the L/D Transferring Party shall be free to complete the proposed Transfer (to the same proposed transferee, in the case of a privately-negotiated transaction) on terms no less favorable to the L/D Transferring Party or its Affiliate, as the case may be, than those set forth in the L/D Offer Notice, PROVIDED that (x) such Transfer is closed within (I) 90 days after the latest of (A) the expiration of the applicable period for the L/D Other Party to accept the offer from the L/D Transferring Party, or (B) the receipt by the L/D Transferring Party of notice declining the offer to purchase the shares of Class B Common Stock or, in the case of (A) or (B), if later, five Business Days following receipt of all required regulatory approvals; PROVIDED that the closing shall only be delayed pending receipt of required regulatory approvals if (i) the L/D Transferring Party is using reasonable efforts to obtain the required regulatory approvals and (ii) there is a reasonable prospect of receiving such regulatory approvals, or (II) in the case of a public offering, within 20 days of the declaration by the Commission of the effectiveness of a registration statement filed with the Commission pursuant to this Agreement, and (y) the price at which the shares of Class B Common Stock are transferred must be equal to or higher than the L/D Offer Price (except in the case of a public offering, in which case the price at which the shares of Class B Common Stock are sold (before deducting underwriting discounts and commissions) shall be equal to at least 90% of the L/D Offer Price).

         (f) If the L/D Other Party elects to exercise its right of first refusal under this Section 4.3, the L/D Other Party shall pay the L/D Offer Price in cash (by wire transfer of immediately available funds) or by the delivery of marketable securities having an aggregate fair market value equal to the L/D Offer Price, PROVIDED, that if the securities to be so delivered by the L/D Other Party would not, in the L/D Transferring Party's possession, have at least the same general degree of liquidity as the securities the L/D Transferring Party was to receive in such proposed transaction (determined by reference to the L/D Transferring Party's ability to dispose of such securities (including, without limitation, the trading volume of such securities and the L/D Other Party's percentage ownership of the issuer of such securities)), then the L/D Other Party shall be required to deliver securities having an appraised value (calculated in accordance with the method described in Section 4.3(c)) equal to the L/D Offer Price. If the L/D Other Party delivers securities in payment of the L/D Offer Price, it will cause the issuer of such securities to provide the L/D Transferring Party with customary registration rights related thereto (if, in the other transaction, the L/D Transferring Party would have received cash, cash equivalents, registered securities or registration rights). Each of Diller and Liberty agrees to use his or its commercially reasonable efforts (but not to expend any money) to preserve for the other Stockholder, to the extent possible, the tax benefits available to it in such proposed transaction, and to otherwise seek to structure such transaction in the most tax efficient method available. Notwithstanding the foregoing, if Diller pays the L/D Offer Price in securities, such securities must be securities that Liberty is permitted to own under applicable FCC Regulations.

         (g) Notwithstanding anything to the contrary contained in this Section 4.3, the time periods applicable to an election by the L/D Other Party to purchase the offered securities shall not be deemed to commence until the Fair Market Value has been determined, PROVIDED that, in the case of a third party tender offer or exchange offer, in no event shall any such election be permitted within five Business Days prior to the latest time by which shares of Class B Common Stock shall be tendered in such offer if all conditions to such offer that need to be satisfied prior to acceptance for payment (other than the number of shares tendered) have been satisfied or waived. Each of Diller and Liberty agrees to use his and its best efforts to cause the Fair Market Value to be determined as promptly as practicable, but in no event later than ten Business Days after the receipt by the L/D Other Party of the L/D Offer Notice.

Section 4.4. TRANSFERS OF CLASS B SHARES. (a) Subject to the rights of first refusal pursuant to Section 4.3 and subject to paragraph (c) below, in the event that any Stockholder or any members of its Stockholder Group (the "TRANSFERRING STOCKHOLDER") proposes to Transfer any shares of Class B Common Stock, such Transferring Stockholder shall send a written notice (which obligation may be satisfied by the delivery of the applicable L/D Offer Notice) (the "EXCHANGE NOTICE," which term will include any corresponding L/D Offer Notice) to Diller, if the Transferring Stockholder is Liberty or a member of the Liberty Stockholder Group, or to Liberty, if the Transferring Stockholder is Diller or a member of the Diller Stockholder Group (the recipient of such notice, the "NON-TRANSFERRING STOCKHOLDER"), that such Transferring Stockholder intends to Transfer shares of Class B Common Stock, including the number of such shares proposed to be Transferred. The Non-Transferring Stockholder shall give notice to the Transferring Stockholder within 10 Business Days of its receipt of the Exchange Notice of its desire to exchange some or all of such shares of Class B Common Stock proposed to be Transferred for an equivalent number of shares of Common Stock or its election to purchase all such offered shares of Class B Common Stock pursuant to Section 4.3. If the Non-Transferring

Stockholder desires to exchange some or all of such shares rather than exercise its right of first refusal pursuant to Section 4.3, such shares of Class B Common Stock shall be exchanged. Except to the extent necessary to avoid liability under Section 16(b) of the Exchange Act and subject to applicable law, any such exchange shall be consummated immediately prior to the consummation of any such Transfer.

         (b) If any shares of Class B Common Stock proposed to be Transferred are not exchanged pursuant to the provisions of paragraph (a) above, prior to any such Transfer, the Transferring Stockholder shall convert, or cause to be converted, such shares of Class B Common Stock into shares of Common Stock (or such other securities of the Company into which such shares are then convertible).

         (c) The provisions of Section 4.4(a) and 4.4(b) shall not be applicable to any Transfers (i) to a member of such Stockholder's Stockholder Group, (ii) pursuant to a pledge or grant of a security interest in compliance with clause
(x) of Section 4.1(a), or (iii) from Liberty, Diller or their respective Stockholder Group to the other Stockholder or its or his Stockholder Group subject to the terms of this Agreement.

         Section 4.5. TRANSFEREES. (a) Any Permitted Transferee or Permitted Designee of a Stockholder shall be subject to the terms and conditions of this Agreement as if such Permitted Transferee or Permitted Designee were Liberty (if Liberty or a Permitted Transferee of Liberty is the transferor) or Diller (if Diller or a Permitted Transferee of Diller is the transferor). Prior to the initial acquisition of beneficial ownership of any Common Shares by any Permitted Transferee (or a Permitted Designee), and as a condition thereto, each Stockholder agrees (i) to cause its respective Permitted Transferees or Permitted Designees to agree in writing with the other parties hereto to be bound by the terms and conditions of this Agreement to the extent described in the preceding sentence and (ii) that such Stockholder shall remain directly liable for the performance by its respective Permitted Transferees or Permitted Designees of all obligations of such Permitted Transferees or Permitted Designees under this Agreement. Except as otherwise contemplated by this Agreement (including the terms of Sections 4.2, 4.3 and 4.4), (i) each of Diller and Liberty agrees not to cause or permit any of its respective Permitted Transferees to cease to qualify as a member of such Stockholder's Stockholder Group so long as such Permitted Transferee beneficially owns any Common Shares, and if any such Permitted Transferee shall cease to be so qualified, such Permitted Transferee shall automatically upon the occurrence of such event cease to be a "PERMITTED TRANSFEREE" for any purpose under this Agreement and (ii) each Stockholder agrees not to Transfer any Common Shares to any Affiliate other than a Permitted Transferee of such Stockholder.

         (b) No Third Party Transferee shall have any rights or obligations under this Agreement, except:

            (i) in the case of a Third Party Transferee of Liberty (or any member of the Liberty Stockholder Group) who acquires shares of Common Stock and who (together with its Affiliates) would not be a Public Stockholder, such Third Party Transferee shall be subject to the obligations of Liberty (but subject to the other terms and conditions of this Agreement) pursuant to Section 3.1(a) (but shall not have the right to consent to any Contingent Matters), Section 3.1(b), Section 3.1(c),
      Section 3.2, Section 3.4, this Section

      4.5 and Article VI; PROVIDED that such Third Party Transferee shall only be subject to such obligations for so long as it would not be a Public Stockholder; and

            (ii) in the case of a Third Party Transferee of Diller (or any member of the Diller Stockholder Group) who (together with its Affiliates) upon consummation of any Transfer would not be a Public Stockholder, such Third Party Transferee shall be subject to the obligations of Diller (but subject to the other terms and conditions of this Agreement) pursuant to
      Section 3.1(a) (but shall not have the right to consent to any Contingent Matters), 3.1(b), Section 3.1(c), Section 3.4, this Section 4.5 and
      Article VI; PROVIDED that such Third Party Transferee shall only be subject to such obligations for so long as it would not be a Public Stockholder.

         (c) Prior to the consummation of a Transfer described in Section 4.5(b) to the extent rights and obligations are to be assigned, and as a condition thereto, the applicable Third Party Transferee shall agree in writing with the other parties hereto to be bound by the terms and conditions of this Agreement to the extent described in Section 4.5(b). To the extent the Third Party Transferee is not an "ULTIMATE PARENT ENTITY" (as defined in the HSR Act), the ultimate parent entity of such Third Party Transferee shall agree in writing to be directly liable for the performance of the Third Party Transferee to the same extent Liberty would be liable for the performance of its Permitted Transferees.

         Section 4.6. NOTICE OF TRANSFER. In addition to any other notices required by this Agreement, to the extent any Stockholder and its Permitted Transferees Transfer any Common Shares, such Stockholder shall, within three Business Days following consummation of such Transfer, deliver notice thereof to the Company and the other Stockholder, PROVIDED, HOWEVER, that no such notice shall be required to be delivered unless the aggregate Common Shares transferred by such Stockholder and its Permitted Transferees since the date of the last notice delivered by such Stockholder pursuant to this Section 4.6 exceeds 1% of the outstanding Common Shares.

         Section 4.7. COMPLIANCE WITH TRANSFER PROVISIONS. Any Transfer or attempted Transfer of Common Shares in violation of any provision of this Agreement shall be void.

                                   ARTICLE V

                            BDTV ENTITY ARRANGEMENTS

         Section 5.1. MANAGEMENT. The business and affairs of each BDTV Entity will be managed by a Board of Directors elected by the holders of a majority of the voting equity interests in such BDTV Entity. Notwithstanding the foregoing, the taking of any action by a BDTV Entity with respect to (i) to the extent permitted by applicable law, any matter that would have constituted a Fundamental Change under the 1997 IAC Stockholders Agreement (as applied to such BDTV Entity and to the Common Shares, mutatis mutandis) or (ii) any acquisition or disposition (including pledges) of any Common Shares held by such BDTV Entity, in either case, will require the unanimous approval of the holders of all voting and non-voting equity interests in such BDTV Entity.

         Section 5.2. CHANGES TO BDTV STRUCTURES. Liberty and Diller agree, subject to applicable law and FCC Regulations, to take such actions as may be reasonably necessary, including but not limited to amending the certificate of incorporation of each BDTV Entity, in order to provide Liberty with the ability to transfer, directly or indirectly, such amounts of Common Shares as Liberty is permitted to sell hereunder, and, if requested by Liberty, Diller agrees, subject to applicable law and at Liberty's sole cost and expense to take actions as are reasonably necessary to permit each BDTV Entity to hold Common Shares separately from shares of capital stock of IAC/InterActiveCorp ("IAC SHARES"), to sell such Common Shares, directly or indirectly, separately from a sale of the IAC Shares (but only as permitted by the agreements between Liberty and Diller with respect to the IAC Shares), to reorganize the assets of any or all of the BDTV Entities to reflect ownership of the Common Shares, including, without limitation, to transfer Common Shares and/or IAC Shares to a Subsidiary of a BDTV Entity (and any such Subsidiary of a BDTV Entity that holds Common Shares or other entity holding Common Shares as a result of such reorganization shall be deemed a BDTV Unrestricted Entity or BDTV Limited Entity, as applicable) or otherwise to enable Liberty to exercise its rights hereunder with respect to Common Shares and under the agreements between Liberty and Diller with respect to the IAC Shares.

         Section 5.3. TRANSFERS OF BDTV INTERESTS. Except as otherwise specifically provided in this Agreement (including Section 4.1(b)), no transfers or other dispositions (including pledges), directly or indirectly, of any interest in (a) any BDTV Limited Entity by Liberty or (b) any BDTV Entity by Diller will be permitted without the consent of the other; PROVIDED (i) Liberty shall be entitled to transfer all or part of its interest in a BDTV Entity to members of the Liberty Stockholder Group, (ii) at such time Liberty becomes the owner of any voting securities of any BDTV Limited Entity, such BDTV Limited Entity shall be deemed to be a BDTV Unrestricted Entity, and (iii) in connection with any sale by Diller entitling Liberty to a right pursuant to Section 4.2, Liberty and Diller shall take such reasonable action as may be required in order for Liberty's interest in a BDTV Limited Entity to be sold in any such transaction. Without the prior written consent of Liberty, Diller shall not Transfer any interest in a BDTV Entity (other than to Liberty or, subject to Liberty's reasonable consent, a member of the Diller Stockholder Group).

         For purposes of determining whether Liberty is permitted to transfer the Common Shares held by a BDTV Unrestricted Entity, (i) such BDTV Unrestricted Entity shall be deemed to be a member of the Liberty Stockholder Group and the restrictions on transfers of interests in BDTV Entities shall not apply to Liberty (subject, however, to the other restrictions on transfer of Common Shares set forth herein, including the Right of First Refusal applicable to the Class B Common Stock) and (ii) in connection with any proposed sale by any member of the Liberty Stockholder Group of the Common Shares held by a BDTV Entity (or its equity interest in such BDTV Entity), such member of the Liberty Stockholder Group shall be entitled to purchase Diller's entire interest in such BDTV Entity for an amount in cash equal to the Diller Interest Purchase Price or, at such purchaser's election, require Diller to sell his interest in such BDTV Entity to any such transferee for a pro rata portion of the consideration to be paid by the applicable transferee in such transaction.

         At such time as (i) the Chairman Termination Date has occurred or Diller becomes Disabled or (ii) the Diller Stockholder Group ceases to own its Eligible Stockholder Amount of

Common Shares, Diller shall be required to sell his entire interest in the BDTV Entities to Liberty (or Liberty's designee) at a price equal to the Diller Interest Purchase Price.

                                   ARTICLE VI

                                  MISCELLANEOUS

         Section 6.1. CONFLICTING AGREEMENTS. Each of the parties hereto represents and warrants that such party has not granted and is not a party to any proxy, voting trust or other agreement that is inconsistent with or conflicts with any provision of this Agreement.

         Section 6.2. DURATION OF AGREEMENT. Except as otherwise provided in this Agreement, the rights and obligations of a Stockholder under this Agreement shall terminate as follows:

            (a) Each of Liberty and Diller shall cease to be entitled to exercise any rights and shall cease to have any obligations under this Agreement as of the date that its Stockholder Group collectively ceases to own its Eligible Stockholder Amount of Common Shares; PROVIDED that Liberty shall cease to be entitled to exercise any rights and shall cease to have any obligations under Section 4.2 at such time as the Liberty Stockholder Group ceases to beneficially own at least 5% of the outstanding Common Shares (the "LIBERTY TERMINATION DATE").

            (b) Diller and each member of his Stockholder Group shall cease to be entitled to exercise any rights under this Agreement if the Chairman Termination Date has occurred or Diller has become Disabled (the "DILLER TERMINATION DATE").

         In addition, at such time as the Chairman Termination Date has occurred or Diller has become Disabled, neither the Diller Stockholder Group nor the Liberty Stockholder Group shall have any obligation under this Agreement with respect to the matters covered under Sections 3.3, 4.1 and 4.3.

         Section 6.3. FURTHER ASSURANCES. At any time or from time to time after the date hereof, the parties agree to cooperate with each other, and at the request of any other party, to execute and deliver any further instruments or documents and to take all such further action as the other party may reasonably request in order to evidence or effectuate the consummation of the transactions contemplated hereby and to otherwise carry out the intent of the parties hereunder.

         Section 6.4. AMENDMENT AND WAIVER. This Agreement may not be amended, modified, or waived except in a written instrument executed by the parties. The failure of any party to enforce any of the provisions of this Agreement shall in no way be construed as a waiver of such provisions and shall not affect the right of such party thereafter to enforce each and every provision of this Agreement in accordance with its terms.

         Section 6.5. SEVERABILITY. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provision or any other jurisdiction, but this Agreement shall be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision had never been contained herein.

         Section 6.6. EFFECTIVE TIME. This Agreement shall become effective as of the date hereof.

         Section 6.7. ENTIRE AGREEMENT. Except as otherwise expressly set forth herein, (a) this Agreement, (b) the Governance Agreement, (c) as provided in
Section 5.1 hereof, the IAC 1997 Stockholders Agreement, and (d) as provided in
Section 5.2 hereof, the agreements relating to IAC/InterActiveCorp, embody the complete agreement and understanding among the parties hereto with respect to the subject matter hereof or thereof and supersede and preempt any prior understandings, agreements or representations by or among the parties, written or oral, that may have related to the subject matter hereof in any way.

         Section 6.8. SUCCESSORS AND ASSIGNS. Neither this Agreement nor any of the rights or obligations under this Agreement shall be assigned, in whole or in part (except by operation of law pursuant to a merger whose purpose is not to avoid the provisions of this Agreement), by any party without the prior written consent of the other party hereto. Subject to the foregoing, this Agreement shall bind and inure to the benefit of and be enforceable by the parties hereto and their respective successors and assigns.

         Section 6.9. COUNTERPARTS. This Agreement may be executed in separate counterparts each of which shall be an original and all of which taken together shall constitute one and the same agreement.

         Section 6.10. LIABILITIES UNDER FEDERAL SECURITIES LAWS. The exercise by any party (or its Affiliates or Stockholder Group, if applicable) (and including, in the case of the Liberty Stockholder Group, its exercise of the preemptive rights under Article III of the Governance Agreement) of any rights under this Agreement shall be subject to such reasonable delay as may be required to prevent any party or its respective Stockholder Group from incurring any liability under the federal securities laws and the parties agree to cooperate in good faith in respect thereof.

         Section 6.11. REMEDIES. (a) Each party hereto acknowledges that money damages would not be an adequate remedy in the event that any of the covenants or agreements in this Agreement are not performed in accordance with its terms, and it is therefore agreed that in addition to and without limiting any other remedy or right it may have, the non-breaching party will have the right to an injunction, temporary restraining order or other equitable relief in any court of competent jurisdiction enjoining any such breach and enforcing specifically the terms and provisions hereof.

         (b) All rights, powers and remedies provided under this Agreement or otherwise available in respect hereof at law or in equity shall be cumulative and not alternative, and the exercise or beginning of the exercise of any thereof by any party shall not preclude the simultaneous or later exercise of any other such right, power or remedy by such party.

         Section 6.12. NOTICES. Except as otherwise provided herein, any notice, request, claim, demand or other communication under this Agreement shall be in writing, shall be either personally delivered, delivered by facsimile transmission, or sent by reputable overnight courier service (charges prepaid) to the address for such Person set forth below or such other address as the recipient party has specified by prior written notice to the other parties hereto and shall be deemed to have been given hereunder when receipt is acknowledged for personal delivery or facsimile transmission or one day after deposit with a reputable overnight courier service.

         If to Liberty:

                  Liberty Media Corporation
                  12300 Liberty Boulevard
                  Englewood, CO  80112
                  Attention:     General Counsel
                  Telephone:     (720) 875-5400
                  Facsimile:     (720) 875-5382

         with a copy to:

                  Baker Botts LLP
                  30 Rockefeller Plaza
                  44th Floor
                  New York, NY  10112
                  Attention:     Frederick H. McGrath, Esq.
                  Telephone:     (212) 408-2530
                  Facsimile:     (212) 259-2530

         If to Diller:

                  c/o IAC/InterActiveCorp
                  152 West 57th Street
                  New York, NY  10112
                  Attention:     General Counsel
                  Telephone:     (212) 314-7274
                  Facsimile:     (212) 632-9642

         with a copy to:

                  Wachtell, Lipton, Rosen & Katz
                  51 West 52nd Street
                  New York, NY  10019
                  Attention:     Pamela S. Seymon, Esq.
                                 Andrew J. Nussbaum, Esq.
                  Telephone:     (212) 403-1000
                  Facsimile:     (212) 403-2000

         Section 6.13. ADJUSTMENT OF SHARES NUMBERS. If, after the effective time of this Agreement, there is a subdivision, split, stock dividend, combination, reclassification or similar event with respect to any of the shares of Capital Stock referred to in this Agreement, then, in any such event, the numbers and types of shares of such Capital Stock referred to in this

Agreement (and if applicable, the share prices thereof) shall be adjusted to the number and types of shares of such Capital Stock that a holder of such number of shares of such Capital Stock would own or be entitled to receive as a result of such event if such holder had held such number of shares immediately prior to the record date for, or effectiveness of, such event.

         Section 6.14. GOVERNING LAW; CONSENT TO JURISDICTION. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware without giving effect to the principles of conflicts of law. Each of the parties hereto hereby irrevocably and unconditionally consents to submit to the exclusive jurisdiction of the courts of the State of Delaware for any action, proceeding or investigation in any court or before any governmental authority ("LITIGATION") arising out of or relating to this Agreement and the transactions contemplated hereby and further agrees that service of any process, summons, notice or document by U.S. mail to its respective address set forth in this Agreement shall be effective service of process for any Litigation brought against it in any such court. Each of the parties hereto hereby irrevocably and unconditionally waives any objection to the laying of venue of any Litigation arising out of this Agreement or the transactions contemplated hereby in the courts of the State of Delaware, and hereby further irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such Litigation brought in any such court has been brought in an inconvenient forum. Each of the parties irrevocably and unconditionally waives, to the fullest extent permitted by applicable law, any and all rights to trial by jury in connection with any Litigation arising out of or relating to this Agreement or the transactions contemplated hereby.

         Section 6.15. INTERPRETATION. The table of contents and headings contained in this Agreement are for convenience only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words "include", "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation".

         IN WITNESS WHEREOF, the parties hereto have executed this Stockholders Agreement as of the date first written above.

                            LIBERTY MEDIA CORPORATION


                            By: /s/ Charles Y. Tanabe
                                ------------------------------------------------
                                Name: Charles Y. Tanabe
                                Title: Senior Vice President

                                /S/ Barry Diller
                                ------------------------------------------------
                                BARRY DILLER





                   [SIGNATURE PAGE TO STOCKHOLDERS AGREEMENT]